Exhibit 3.4

Franchise Tax Certification of Account Status

 This Certification Not Sufficient for Filings with Secretary of State

Do not include a certification from this Web site as part of a filing with the Secretary of State for dissolution, merger, withdrawal, or conversion. The Secretary of State will reject a filing that uses the certification from this site.

To obtain a certificate that is sufficient for dissolution, merger, or conversion, see Publication 98-336d, Requirements to Dissolve, Merge or Convert a Texas Entity.

Certification of Account Status	Officers And Directors Information

Company Information:	TRULITE INC 3 RIVERWAY STE 1700 HOUSTON, TX 77056-1948
Status:	IN GOOD STANDING NOT FOR DISSOLUTION OR WITHDRAWAL through May 15, 2006
Registered Agent:	JOHN BERGER 520 POST OAK ROAD BLVD., SUITE 820 HOUSTON, TX 77027
Registered Agent Resignation Date:
State of Incorporation:	DE
File Number:	0800367863
Charter/COA Date:	July 22, 2004
Charter/COA Type:	COA
Taxpayer Number:	12013728584

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